SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2007
Webster Financial Corporation.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction of incorporation	Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (203) 465-4364

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Base Salaries.  On February 22, 2007, the Board of Directors of Webster Financial Corporation (the “Company”) approved the Compensation Committee’s recommended base salaries for the executive officers listed below (the “Named Executive Officers”) in the amounts indicated, effective January 1, 2007.

Name	Base Salary Amount

James C. Smith	$879,800
William T. Bromage	$527,900
Gerald P. Plush	$420,000
Joseph J. Savage	$320,900
Scott M. McBrair	$320,900
Annual Incentive Awards for 2006.  On February 22, 2007, the Board of Directors of the Company approved the Compensation Committee’s recommended annual incentive awards for 2006, payable in cash, to the Named Executive Officers, except for Mr. Smith and Mr. Bromage whose annual incentive awards were determined solely by the Compensation Committee, in the amounts indicated below. The incentive paid to Mr. Plush, the CFO, represents the amount guaranteed as part of his employment.

Name	2006 Annual Incentive Award

James C. Smith	$637,500
William T. Bromage	$295,200
Gerald P. Plush	$250,000
Joseph J. Savage	$186,400
Scott M. McBrair	$180,700
Executive Officer Annual Incentive Criteria for 2007.  On February 22, 2007, the Board of Directors of the Company approved the Compensation Committee’s recommended parameters for determining the annual cash incentive for the Named Executive Officers. James C. Smith, the Company’s Chief Executive Officer (“CEO”), William T. Bromage, the Company’s Chief Operating Officer (“COO”), and Gerald P. Plush, the Company’s Chief Financial Officer (“CFO”) are participants under the Company’s Qualified Performance-Based Compensation Plan. The Committee set goals for the CEO, COO, and CFO primarily based on net income per share (adjusted to exclude all non-recurring items). The “target” incentive for the CEO, COO, and CFO are 100%, 90%, and 80% respectively, of base salary.
With respect to the Named Executive Officers, other than the CEO, COO, and CFO the goals in 2007 are primarily based on two metrics, with certain weightings attributable to achievement of each: (i) net income per share (adjusted to exclude all non-recurring items) and (ii) business unit financial objectives or line of business results. For these Named Executive Officers, the “target” incentives are 65% of base salary.
The actual incentive payments for any Named Executive Officer may range from zero to 200% of target incentive depending upon the financial performance of the Company. The Committee also has the discretion to award plus or minus 20% of target amount based on the performance achieved against annual strategic initiatives.
The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2007 Annual Meeting of Shareholders, which will be issued in Mid-March.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
Date: February 28, 2007	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President, General Counsel and Secretary